Exhibit 99.2
Expanding Our Specialty Lines Franchise Through the Combination with

Forward-Looking Statements Discussions made in this presentation that are not statements of historical fact (including statements that include terms such as "will," "may," "should," "believe," "expect," "anticipate," "estimate," "intend," and "plan") are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Argonaut and PXRE, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Argonaut or PXRE to approve the transaction; the risk that the businesses will not be integrated successfully; competition and its effect on pricing; legislative and regulatory changes affecting the operations of PXRE or Argonaut; change to the United States tax code; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Argonaut's and PXRE's operating subsidiaries and unfavorable changes in economic and business conditions. Additional factors that may affect future results are contained in Argonaut's and PXRE's filings with the SEC, which are available at the SEC's website http://www.sec.gov. Argonaut and PXRE disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Transaction Overview Transaction Structure Exchange Ratio One-Time Pre-Closing Special Cash Dividend Pro Forma Ownership Reverse merger of Argonaut into PXRE Stock-for-Stock fixed exchange ratio as described below Argonaut to be accounting acquiror, PXRE to be legal acquiror Each Argonaut share exchanged for 6.4672 shares of PXRE common stock(1) Argonaut to pay a one-time pre-closing special cash dividend of approximately $60.0 million to Argonaut's shareholders 72.8% by Argonaut's shareholders 27.2% by PXRE's shareholders Board Composition 13 members (9 Argonaut directors and 4 PXRE directors) Leadership Mark E. Watson III - CEO ____________ (1) Subject to adjustment per Merger Agreement. Hamilton, Bermuda Global Headquarters

Transaction Overview (cont.) New Name Expected Closing Tax Considerations Argo Group International Holdings Limited To trade on NASDAQ under AGII ticker 3Q 2007 Taxable transaction to Argonaut's shareholders Approvals Required Argonaut and PXRE shareholder approvals Customary regulatory approvals and closing conditions Due Diligence Completed extensive mutual due diligence over four-month period Reverse Stock Split 1:10 reverse stock split Ratings Argonaut operating entities expected to maintain current A.M. Best/S&P ratings A.M. Best rating for Peleus Re expected shortly New Business Lines Reinsurance operations to commence immediately through newly formed Class 3 Bermuda reinsurer, Peleus Re

Valuation Per Share Consideration Market Capitalization ($M) Premium/(Discount) vs. Spot Price @ 03/14/07 Book Value @ 12/31/2006(1) Data ____________ (1) Reflects share count of 81.663 million for PXRE accounting for the conversion of PXRE's Convertible Preferred shares to common shares at $6.24 per share in conjunction with the transaction. Transaction Price Market @ 03/14/07 Data Market @ 03/14/07 $4.46 6.08 $4.46 364.2 NA 0.73 $5.17 422.2 15.9 0.85 $34.15 25.34 $34.15 1,127.4 NA 1.35 x % x x (1)

Strategic Rationale Strengthens competitive position relative to specialty underwriters Provides Argonaut Group with a Bermuda operating platform Enhances profitability, product offering and market position through diversification into new business lines Improves financial flexibility and allows for more effective capital management

Transaction Rationale for Argonaut Financial Considerations Expect results to be accretive to EPS in 2008 through efficient deployment of capital Transaction immediately accretive to book and tangible book value per share Larger/stronger combined balance sheet Structural Efficiencies Provides Argonaut with a more efficient platform for growth Capital will be sourced and deployed in most efficient manner going forward Cost and Revenue Synergies Elimination of duplicative public company expenses Allows increased retention of business as a result of larger balance sheet

Snapshot of Companies Headquarters San Antonio, Texas Hamilton, Bermuda Exchange / Ticker NasdaqGS: AGII NYSE: PXT Business Specialty underwriter in attractive niche areas of property and casualty market Provider of reinsurance products focused on property and casualty market Market Cap > $1.2 billion > $360 million FY 2006 GPW $1.2 billion 139(1) million Geographic Footprint US International ____________ (1) Reflects cancellation and non-renewal of the majority of reinsurance portfolio following ratings downgrades in February 2006.

Strong Pro Forma Balance Sheet and Capital Base(1) Investment Portfolio $2,514.1 $1,204.1 $3,718.2 Total Assets 3,721.5 1,401.3 5,122.8 Reserves 2,029.2 603.2 2,632.4 Stockholders' Equity 847.7 496.8 1,344.5 Total Preferred & Debt 144.4 167.1 311.5 Total Capital 992.1 663.9 1,656.0 Total Preferred & Debt/Capital 14.6% 25.2% 18.8% (1) As of December 31, 2006. (2) Does not account for GAAP purchase accounting adjustments or synergies contemplated in the merger. Pro Forma(2)

Combined Business Mix Argonaut Group: Specialty Insurance Excess & Surplus Select Markets Public Entity Peleus: Specialty (Re)insurance Quota share reinsurance of business partners Property (Re)insurance Argo Group Business

Pro Forma Corporate Structure Argo Group, Ltd. PXRE Reinsurance Ltd. Peleus Re Ltd. Other existing companies of PXRE Group Existing Argonaut Insurance Subsidiaries Argonaut US Former Argonaut Shareholders Former PXRE Shareholders 27.2% 72.8%

Peleus Re Newly-incorporated Bermuda subsidiary licensed to write business immediately Focused on underwriting: Medium to small commercial property risks on pro rata and risk excess basis Casualty reinsurance initially a quota share of Argonaut US business Property catastrophe risk on controlled basis Rating by A.M. Best expected shortly

Capital Deployment Strategy Deploy capital opportunistically into property catastrophe market Reduce capital allocated in both organizations to legacy businesses Reduce reliance on third party reinsurance Selective acquisitions of books of business and companies

Transaction Rationale for PXRE Alternative which maximizes shareholder value through operating solution which utilizes existing expertise Diversified portfolio of business and strong ratings of combined company will leverage PXRE's substantial assets and international platform Access to experienced management team with proven ability to unlock value Concludes exhaustive strategic process begun in February 2006

Path to Completion Approval by Argonaut and PXRE shareholders Proxy to be filed shortly Required customary regulatory approvals and closing conditions Transaction expected to close in 3Q'07

Summary Creates powerful competitive force in specialty lines property- casualty market Allows Argonaut to enter attractive markets through Bermuda platform, further diversifying its business mix Provides highly compelling opportunity for shareholders to benefit from upside potential of combined entity

Expanding Our Specialty Lines Franchise Through the Combination with